CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
Exhibit 99.2
CONFIDENTIAL
BGNE March 29, 2021
FIRST AMENDMENT TO
COLLABORATION AGREEMENT

This First Amendment (the “Amendment”) to the Agreement (as defined below), is entered into as of March 29, 2021 (the “Amendment Effective Date”), by and between Zymeworks Inc., a corporation organized and existing under the laws of British Columbia (“Zymeworks”), having a place of business at 540-1385 West 8th Avenue, Vancouver, BC, Canada V6H 3V9, and Beigene, Ltd., a Cayman Island exempted company incorporated with limited liability (“BeiGene”), having a place of business at c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands. Zymeworks and BeiGene are each referred to individually as a “Party” and together as the “Parties”.

BACKGROUND
A.Zymeworks and BeiGene entered into that certain License and Collaboration Agreement, dated November 26, 2018, pursuant to which BeiGene obtained an exclusive license under certain patents and know-how controlled by Zymeworks to develop and commercialize Zymeworks’ proprietary bispecific HER2 antibody known as ZW25 in the Field in the Territory (the “Agreement”).
B.Zymeworks is conducting clinical development of the Licensed Product outside the Territory and wishes to expand the scope of its clinical development of Licensed Product to include certain global clinical trials of the Licensed Product that include arms to investigate the use of the Licensed Product in combination with the Tisle Product (as defined below).
C.BeiGene wishes for Zymeworks to conduct such clinical development and wishes to participate in such clinical development in the Territory, all as further described below.
D.The Parties now desire to amend the Agreement as set forth herein.
    NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein below, the sufficiency of which is acknowledged by both Parties, the Parties agree as follows as of the Amendment Effective Date:
AGREEMENT
1.    Definitions. Unless otherwise defined in this Amendment, initially capitalized terms used herein shall have the meanings given to them in the Agreement.
2.    Article 1. Definitions. Article 1 of the Agreement is hereby amended as follows:
a)    Section 1.6 of the Agreement is hereby deleted in its entirety and replaced with the     following:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
“1.6    BeiGene IP” means all Patent Rights and Know-How that (i) are Controlled by BeiGene as of the Effective Date or (ii) thereafter come into BeiGene’s Control independent of this Agreement, and in each case, that are generated, used or applied by or on behalf of BeiGene or its Affiliates or sublicensees in the Development, manufacture or Commercialization of Licensed Products, or otherwise cover the use of the Licensed Product in combination with Tisle Products.”
b)    The following definitions are hereby added as Sections 1.69, 1.70 and 1.71, respectively, of the Agreement, and the current Section 1.69 (Additional Definitions) of the Agreement is hereby renumbered as Section 1.72 and the current Section 1.70 (Interpretation) of the Agreement is hereby renumbered as Section 1.73:
“1.69    “Tisle” means tislelizumab (BGB-A317), BeiGene’s proprietary humanized anti–PD-1 monoclonal antibody.
1.70    “Tisle Combination Studies” means any and all Clinical Trials set forth in the Global Development Plan, which are ZW25 Multi-Regional Clinical Studies, that investigate the use of the Licensed Product in combination with a Tisle Product.”
1.71    “Tisle Product” means any pharmaceutical that contains, incorporates or comprises Tisle, as the sole Active Ingredient, in any presentation, formulation or dosage form.”
3.    Section 2.1. License Grants to BeiGene. The following sentence is hereby added to the end of Section 2.1 of the Agreement:
“Subject to the terms and conditions of this Agreement, Zymeworks hereby grants to BeiGene a non-exclusive license, with the right to grant sublicenses solely in accordance with Section 2.2, under the Zymeworks Collaboration IP that arises from the Tisle Combination Studies and covers (i) the use of the Licensed Product in combination with Tisle Products, or (ii) the use of Tisle Products, alone or in combination with any other Active Ingredient, solely to apply for Regulatory Approval and to distribute, use, sell, offer for sale, import and otherwise commercialize Tisle Product worldwide.”
4.    Section 2.3. Retained Rights. Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
“2.3    Retained Rights.
    (a)    Notwithstanding the exclusive nature of the License, Zymeworks expressly retains the rights to use the Zymeworks IP in the Field in the Territory in order to (i) perform its obligations under this Agreement, (ii) to conduct research and Development activities that are assigned to Zymeworks under the Global Development Plan and otherwise to the extent permitted by this Agreement solely to support Commercialization outside of the Territory, and (iii) […***…]1 , in each case whether directly or through its Affiliates, licensees or contractors. For
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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
clarity, Zymeworks retains the exclusive right to practice, license and otherwise exploit the Zymeworks IP outside the scope of the License. Without limiting the generality of the foregoing sentence, Zymeworks retains, as between the Parties, the exclusive right to […***…]2.
    (b)    As between the Parties, BeiGene retains the exclusive right to commercialize Tisle Products, including for use in combination with Licensed Products and other therapies; provided that […***…]3 .”
5.    Section 5.2. Global Development Plan. The following new Section 5.2(d) is hereby appended to Section 5.2 of the Agreement to the end thereof:
“(d)     The Global Development Plan is hereby amended to add the Tisle Combination Study described on Exhibit A hereto (the “Initial Tisle Combination Study”), which Exhibit A shall be amended by Zymeworks as it finalizes the plan and protocol for the Initial Tisle Combination Study or plans further Tisle Combination Studies, in each case subject to review, discussion and approval by the JSC in accordance with Section 3.2; provided, however, […***…]4 .”
6.    Section 5.8. Data Exchange and Use. The following language is hereby added at the end of Section 5.8 of the Agreement:
“Without limiting the foregoing, with respect to the Clinical Data from the Tisle Combination Studies, (a) Zymeworks, its Affiliates and licensees will have the right to use such Clinical Data in accordance with this Agreement and for purposes of Developing and seeking Regulatory Approval of Licensed Products for use in combination with Tisle Products outside the Territory; and (b) BeiGene, its Affiliates and licensees will have the right to use such Clinical Data for purposes of (i) Developing and Commercializing Licensed Product in the Territory in accordance with this Agreement, and (ii) seeking Regulatory Approvals of Tisle Products for use in combination with Licensed Products worldwide.”
7.    Section 6.1. Holder of Regulatory Approvals and Regulatory Submissions. Section 6.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“6.1 Holder of Regulatory Approvals and Regulatory Submissions. BeiGene shall be the holder of Regulatory Approvals and Regulatory Submission for Licensed Products in the Field in the Territory […***…]5 . Zymeworks shall reasonably cooperate with BeiGene, at BeiGene’s request and expense, to enable BeiGene to obtain any or all such Regulatory Approvals and Regulatory Submissions. […***…]6 .”
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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
8.    Section 6.2. Review of Regulatory Submissions. A new Section 6.2(e) is hereby added at the end of Section 6.2 of the Agreement as follows:
“(e) Without limiting the foregoing, Zymeworks will have the right to review BeiGene’s, and its sublicensees’ and licensees’, presentation of any Clinical Data from the Tisle Combination Studies that are included in BeiGene’s regulatory submissions for Tisle Products for use in combination with Licensed Products. Zymeworks will have the right to attend and participate in any meetings between BeiGene and Regulatory Authorities that discuss the use of Tisle in combination with ZW25; provided, for clarity, that Zymeworks will not have the right to attend any meetings between a Regulatory Authority and any of BeiGene’s Third Party licensees of the Tisle Product (or any of such licensee’s sublicensees). Similarly, BeiGene will have the right to review Zymeworks’ presentation of any Clinical Data from the Tisle Combination Studies included in Zymeworks’ Regulatory Submissions for the Licensed Product for use in combination with Tisle Product. BeiGene will have the right to attend and participate in any meetings between Zymeworks and Regulatory Authorities that discuss the use of Licensed Product in combination with Tisle Product; provided, for clarity, that BeiGene will not have the right to attend any meetings between a Regulatory Authority and any of Zymeworks’ Third Party licensees of the Licensed Products (or any of such licensee’s sublicensees). Accordingly each Party shall provide the other Party with a copy of all such regulatory submissions prepared by or on behalf of such Party at least […***…]7 prior to submission and shall consider in good faith any reasonable comments received from such other Party with respect thereto. In addition, each Party shall provide the other Party with notice no later than […***…]8 after receiving notice of any such meeting or discussion with any Regulatory Authority, and shall provide such other Party with a written summary of each such meeting or discussion in English promptly following such meeting or discussion.
9.    Section 6.3. Right of Reference. Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
“6.3 Right of Reference.
(a)    Each Party hereby grants to the other Party the right of reference to all Regulatory Submissions pertaining to Licensed Products in the Field submitted by or on behalf of such Party or its Affiliates, solely to the extent reasonably necessary for the purposes set forth in this Section 6.3 and requested by such other Party. In addition, BeiGene hereby grants to Zymeworks the right of reference to all regulatory submissions pertaining to Tisle Products submitted by or on behalf of BeiGene or its Affiliates or licensees, solely to the extent reasonably necessary for the purposes set forth in this Section 6.3 and requested by Zymeworks.
(b)    BeiGene may, itself or through its Affiliates, sublicensees and licensees, use such right of reference to Zymeworks’ Regulatory Submissions solely for the purposes of seeking, obtaining and maintaining Regulatory Approval and any pricing or reimbursement approvals, as
7 Competitive Information – Commercially Sensitive Terms.
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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
applicable, of (i) Licensed Products in the Field in the Territory or (ii) Tisle Product for use in combination with the Licensed Product.
(c)    Zymeworks may, itself or through its Affiliates and licensees, use such right of reference to BeiGene’s Regulatory Submissions and Regulatory Approvals solely for the purpose of seeking, obtaining and maintaining Regulatory Approval of Licensed Products outside the Territory or, to the extent permitted pursuant to this Agreement, in the Territory. Without limiting the foregoing, Zymeworks may, itself or through its Affiliates and licensees, use such right of reference to BeiGene’s regulatory submissions and Regulatory Approvals for Tisle Product (a) to support Regulatory Submissions for the Tisle Combination Studies outside of the Territory and, to the extent permitted, in the Territory and (b) for the purpose of seeking, obtaining and maintaining Regulatory Approval of Licensed Products for use in combination with Tisle Product outside the Territory.
(d)    The Party requesting such right of reference shall bear the reasonable costs and expenses of the other Party associated with providing the right of reference pursuant to this Section 6.3. Each Party will take such actions as may be reasonably requested by the other Party to give effect to the intent of this Section 6.3 and to give the other Party the benefit of the rights of reference to the granting Party’s regulatory submissions in the other Party’s territory as provided herein.”
10.    Section 7.3(a)(iii). Supply by Zymeworks. A new Section 7.3(a)(iii) is hereby added to the     Agreement immediately following Section 7.3(a)(ii) as follows:
“Without limiting the foregoing, Zymeworks will supply Licensed Product to BeiGene for     use in the Tisle Combination Studies in accordance with the Clinical Supply Agreement, except that such supply of Licensed Product […***…]9 . In addition, concurrent with this Amendment, the Parties have executed a new supply agreement, pursuant to which BeiGene will supply Tisle Product to Zymeworks (the “Tisle Supply Agreement”), for use in the Tisle Combination Studies, together with a quality agreement governing supply of Tisle Product pursuant to the Tisle Supply Agreement and a pharmacovigilance agreement governing safety data exchange with respect to the Tisle Combination Studies. Supply of Tisle Product under the Tisle Supply Agreement […***…]10 for the supply of Tisle Product for use with the Tisle Combination Studies contemplated under the Global Development Plan as of the date hereof. […***…]11 . Outside of the Territory, Zymeworks will have the right to use the Tisle Product supplied to it pursuant to the Tisle Supply Agreement for Development for use with the Licensed Product in accordance with the Global Development Plan, including to label such Tisle Product for use in the Tisle Combination Studies, and as otherwise permitted pursuant to the Tisle Supply Agreement or this Agreement.”
11.    Section 13.1. Indemnification by BeiGene. Section 13.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
9 Competitive Information – Commercially Sensitive Terms.
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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.
“13.1 Indemnification by BeiGene. BeiGene shall indemnify and hold harmless Zymeworks, its Affiliates, and their respective directors, officers, employees, contractors, agents and assigns (individually and collectively, the “Zymeworks Indemnitee(s)”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) (individually and collectively, “Losses”) incurred in connection with any claims, demands, actions or other proceedings by any Third Party (individually and collectively, “Claims”) to the extent arising from (a) the Development, manufacture or Commercialization of the Licensed Products by or on behalf of BeiGene or any of its Affiliates or sublicensees, including product liability Claims, in the Territory, (b) BeiGene’s actions (or omissions) in the performance of its obligations with respect to Regulatory Submissions and interactions with Regulatory Authorities, in each case, with respect to the Licensed Products in the Territory, (c) the gross negligence or willful misconduct of BeiGene or its Affiliates or sublicensees, (d) BeiGene’s breach of any of its representations or warranties made in or pursuant to this Agreement or any covenants or obligations set forth in this Agreement, (e) the failure of BeiGene or its Affiliates or sublicensees to abide by any Applicable Laws, (f) manufacture or commercialization of Tisle or a Tisle Product by BeiGene or its Affiliates or licensees for use in combination with a Licensed Product, (g) the development of Tisle or a Tisle Product by BeiGene or its Affiliates or licensees (not including Zymeworks and its Affiliates and their licensees) for use in combination with a Licensed Product, in each case of clauses (a) through (g) above, except to the extent such Losses or Claims arise out of an Zymeworks Indemnitee’s gross negligence or willful misconduct, breach of this Agreement, or material failure to abide by any Applicable Laws.”
12.    Section 13.2 Indemnification by Zymeworks. The exception at the end of section 13.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“, except to the extent such Losses or Claims arise out of any of a BeiGene Indemnitee’s gross negligence or willful misconduct, breach of this Agreement or material failure to abide by any Applicable Laws, or out of the development, use, manufacture or commercialization of any Tisle Product.”
13.    No Other Modifications. Except as specifically set forth in this Amendment, the terms and conditions of the Amendment shall remain in full force and effect. No waiver of any obligation under this Amendment shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Amendment may be amended or modified other than by a written document signed by authorized representatives of each Party.
14.    Miscellaneous. This Amendment, together with the Agreement, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws.

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

ZYMEWORKS INC.
By: /s/ Ali Tehrani
Name: Ali Tehrani, Ph.D.
Title: President & Chief Executive Officer

BEIGENE, LTD.
By: /s/ Angus J. Grant
Name: Angus J. Grant
Title: Chief Business Executive

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Exhibit A
Global Development Plan
Initial Tisle Combination Study
ZW25 Multi-Regional Registrational Study

[…***…]12
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